SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 10, 2003

                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


          Minnesota                      000-19370             41-1503914
(State or other jurisdiction of         (Commission         (I.R.S. Employer
 incorporation or organization)         File Number)       Identification No.)


                150 Motor Parkway, Hauppauge, New York 11788-5145
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (631) 232-7000

                                 Not Applicable
         (Former name or former address, if changed since last report.)






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Item 5.  Other Events and Regulation FD Disclosure

Recent Acquisition

On June 10, 2003, Curative Health Services, Inc. (the "Company") issued a press release announcing that it has acquired the specialty pharmacy business of Prescription City, Inc. for $17.5 million, including a $16.5 million cash payment and a $1.0 million one-year promissory note. Prescription City, based in Spring Valley, New York, is a specialty pharmacy business specializing in the provision of chemotherapy and cancer drugs. Prescription City's service area includes southern New York state and some areas of northeastern Pennsylvania. Drug therapies provided by Prescription City include Chemotherapy, HIV/AIDS drugs, MedImmune Inc.'s Synagis(R), intravenous immune globulins, pain management and Centocor, Inc's Remicade(R). The Company expects the acquisition to add $0.03 to earnings per share in the second half of 2003.

New Credit Facility

The Company and each of its subsidiaries, as borrowers, entered into a credit agreement on June 9, 2003 with General Electric Capital Corporation (dba GE Healthcare Financial Services), or "GE Capital." Under the credit agreement, the Company obtained a $15 million secured revolving credit facility and received a $20 million secured term loan. If GE Capital, using its best efforts, is able to syndicate this credit facility with other lenders, then funds available to the Company under the credit facility may be increased by up to $45 million to fund future acquisitions. The revolving credit facility and the term loan will mature on June 9, 2008. All accrued interest on all outstanding revolving credit advances and outstanding principal amounts on the term loan will bear interest at an annual rate equal to the LIBOR rate plus a margin ranging from 3% to 4%. The credit agreement also contains standard terms, including representations and warranties, reporting requirements and financial and other covenants. The Company intends to initially use the funds available to it under this credit facility to immediately pay all of its outstanding borrowings and accrued interest under its credit facility with Healthcare Business Credit Corporation and to finance its acquisition of the specialty pharmacy business of Prescription City, Inc. As previously disclosed, it is anticipated that there will be a charge of $0.03 to $0.04 per diluted share related to terminating the Company's credit facility with Healthcare Business Credit Corporation

Guidance

As a result of the acquisition of the specialty pharmacy business of Prescription City, Inc., the Company has revised its guidance for 2003 and now anticipates net income per diluted share for the full year 2003 in the range of $1.30 to $1.37.

Item 7.  Financial Statements and Exhibits

         (a) Financial statements of businesses acquired.

               Not required.

         (b) Pro forma financial information.

               Not required.

         (c) Exhibits.

               None.



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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CURATIVE HEALTH SERVICES, INC.


Date:  June 24, 2003             By:  /s/ Thomas Axmacher
                                      -------------------
                                      Thomas Axmacher
                                      Executive Vice President and
                                      Chief Financial Officer